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                                                                   EXHIBIT 21.1

                           AIRSHIP INTERNATIONAL LTD.
                         SUBSIDIARIES OF THE REGISTRANT


Name of Subsidiary                                Jurisdiction of Incorporation
------------------                                -----------------------------
Airship Operations, Inc.(1)                       Florida

Airship International (USA), Inc.                 Delaware








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(1) The registrant sold all of the outstanding stock of Airship Operations, Inc.
to Mr. Julian Benscher on May 24, 1995.


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